UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	March 31, 2011
SOUTHWEST IOWA RENEWABLE ENERGY, LLC
(Exact Name of Registrant as Specified in Its Charter)
IOWA	000-53041	20-2735046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10868 189th Street, Council Bluffs, Iowa		51503
(Address of Principal Executive Offices)		(Zip Code)

(712) 366-0392
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On June 30, 2010, Southwest Iowa Renewable Energy, LLC (the “Company”) entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with certain banks named therein (the “Banks”) and AgStar Financial Services, PCA (“AgStar”), as agent to such banks.  In accordance with the Credit Agreement, the Company obtained a $15,000,000 revolving line of credit (the “Revolving LOC”), with a one-year maturity expiring on March 31 of each year.

On March 31, 2011, the Company, AgStar and the Banks entered into an Amendment to Amended and Restated Credit Agreement (the “Amendment”).  Pursuant to the Amendment: (i) the maturity date of the Revolving LOC was extended 90 days to June 30, 2011, (ii) the definition of “Working Capital” was modified to exclude “Excess Cash Flow Payments” due during the applicable period of measurement from the amount used to calculate Working Capital, (iii) language was added to provide that any Excess Cash Flow Payments with respect to a fiscal year could be paid quarterly in the following fiscal year; and (iv) the interest rate for the Revolving LOC was increased to the One Month London Interbank Offered Rate plus 445 basis points, and in no event less than six percent per annum.  In connection with the modifications made in the Amendment, the Company paid $50,000, half of which was paid to AgStar and half of which was split amongst the Banks.

Amendment to Ethanol Purchase Agreement

On December 15, 2008, the Company entered into an Ethanol Purchase Agreement (the “Ethanol Agreement”) with Bunge North America, Inc. (“Bunge”), pursuant to which Bunge agreed to purchase all of the ethanol produced at the Company’s facility.  After its purchase, Bunge markets the Company’s ethanol and the Company pays Bunge a fee for such marketing.  On March 31, 2011, the Company and Bunge entered into a First Amendment to Ethanol Purchase Agreement, which amended the Ethanol Agreement as follows: (i) the number of days in which Bunge is required to pay the Company for ethanol purchased was changed from 30 days to 20 days from the date triggering payment, except that the Company may elect to the payment term extended to 30 days, and may choose to switch between 20 and 30 days by providing appropriate notice of such decision to Bunge and (ii) the marketing fee the Company pays to Bunge was adjusted and differs based on whether Bunge is required to pay within 20 or 30 days of the trigger date.

Bunge is a member of the Company and holds a significant amount of our equity.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

10.1	Amendment to Amended and Restated Credit Agreement by and among Southwest Iowa Renewable Energy, LLC and AgStar Financial Services, PCA, the Banks named therein, effective as of March 31, 2011
10.2
First Amendment to Ethanol Purchase Agreement by and between Bunge North America, Inc. and Southwest Iowa Renewable Energy, LLC dated March 31, 2011.  Portions of this agreement have been omitted pursuant to a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2011

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

By:	/s/ Brian T. Cahill
Brian T. Cahill
General Manager/Chief Executive Officer